MASTER SECURITIES AMENDMENT AGREEMENT

This MASTER SECURITIES AMENDMENT AGREEMENT (this “Amendment Agreement”), effective as of May 17, 2007 (the “Effective Date”), supplements and amends the transaction documents (collectively, the “Transaction Documents”) executed and delivered in connection with the private placement (the “October 2006 Private Placement”) by Radial Energy Inc., a Nevada corporation (the “Company”), of its secured convertible debentures and common stock purchase warrants to Cornell Capital Partners, LP (the “Buyer”), which securities were issued pursuant to the Securities Purchase Agreement dated October 2, 2006 by and between the Company and the Buyer (the “Purchase Agreement”). The Transaction Documents are supplemented, modified, and amended as set forth in this Amendment Agreement. Capitalized terms used and not defined in this Amendment Agreement shall have the respective meanings set forth in the Purchase Agreement.

RECITALS

1.
The Company and the Buyer are parties to the Purchase Agreement, pursuant to which the Company has issued and sold to the Buyer secured convertible debentures in the aggregate principal amount of $3,500,000 (the “Outstanding Debentures”) and warrants to purchase an aggregate of 8,166,667 shares of the Company’s common stock (the “Outstanding Warrants”).

2.
In connection with the Purchase Agreement, the Company and the Buyer entered into an Investor Registration Rights Agreement, dated as of October 2, 2006 (the “Registration Rights Agreement”), pursuant to which the Company agreed to undertake certain registration obligations to the Buyer.

3.
In connection with the Purchase Agreement, the Company entered into the Security Agreement dated October 2, 2006 with the Buyer (the “Security Agreement”), pursuant to which the Company granted a security interest in the Company property identified therein to secure the obligations of the Company to the Buyer in respect of the Convertible Debentures.

4.
In connection with the Purchase Agreement, certain shareholders of the Company (each, a “Pledgor,” and collectively, the “Pledgors”) entered into the Pledge and Escrow Agreement (the “Pledge and Escrow Agreement”) dated October 2, 2006 in favor of Cornell Capital Partners, LP, in its capacity as collateral agent for the Buyer (the “Collateral Agent”), pursuant to which the Pledgors granted a security interest in the Pledged Shares to secure the obligations of the Company to the Buyer in respect of the Convertible Debentures.

5.	In connection with the Purchase Agreement, each of the Company’s officers and directors executed a lock-up agreement (the “Lock-Up Agreements”).

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties to this Amendment Agreement, including the Company and the Buyer, agree as follows:

1.  Outstanding Debentures. Subject to the terms hereof, the Company and the Buyer agree that the Company shall redeem all of the amounts outstanding under each of the Outstanding Debentures by paying the Buyer, who is also the holder of the Outstanding Debentures, in respect of each Outstanding Debenture, an amount equal to the principal amount of the Outstanding Debenture plus the redemption premium as set forth below (the “Redemption Premium”), and accrued interest (collectively referred to as the “Redemption Amount”). The Redemption Premium shall be eighteen percent (18%) of the principal amount being redeemed.

1.1	The Redemption Amount shall be paid on or within ninety (90) days of the date of this Agreement.

1.2	As a condition to the Company’s payment of the Redemption Amount, the Buyer shall have surrendered each of the originally executed Outstanding Debentures to the Company for cancellation.

1.3	The provisions of this Section 1 shall supersede any provisions in the Outstanding Debenture that addresses the same topic.

2.  Outstanding Warrants. The Company and the Buyer agree that the Outstanding Warrants previously issued by the Company to the Buyer pursuant to the Purchase Agreement shall continue to be in full force and effect.

3.  Securities Purchase Agreement. The Company and the Buyer agree that, effective as of the date of this Amendment Agreement, the Purchase Agreement shall be terminated and no longer have any force or effect. For the sake of clarity and for avoidance of any doubt, the Company and the Buyer agree that the Company shall have no further obligation to issue to the Buyer, and the Buyer shall have no further obligation to purchase from the Company, a Convertible Debenture in the principal amount of $1,500,000, and the Company shall have no further obligation to issue to the Buyer the D Warrants.

4.  Registration Rights. Subject to the terms hereof, the Company and the Buyer agree that, effective as of the date of this Amendment Agreement, the Registration Rights Agreement shall be terminated and no longer have any force or effect.

4.1.
As a condition to the termination of the Registration Rights Agreement, the Company hereby agrees to undertake the registration obligations to the Buyer as set forth in this subsection 4.1 in respect of the shares underlying the Outstanding Warrants. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(a)	promptly give written notice of the proposed registration to the Buyer; and

(b)
use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance) all of the shares of the Company’s common stock underlying the Outstanding Warrants.

4.2.
The Buyer hereby acknowledges that the Company had informed the Buyer of its intention to withdraw its registration statement on Form SB filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2006 and amended on February 21, 2007, registration no. 333-138351 (the “Registration Statement”). The Buyer further acknowledges that it agreed to such withdrawal, pursuant to which agreement the Company filed an application to withdraw the Registration Statement with the SEC on March 7, 2007.

4.3.
The Buyer hereby agrees and acknowledges that the Company has no obligations whatsoever to the Buyer in respect of the Liquidated Damages set forth in the Registration Rights Agreement and has not otherwise breached the agreement, and, to the extent the Company may have incurred any obligations to the Buyer in respect of such Liquidated Damages or has otherwise breached the agreement, the Buyer hereby waives any such obligations or breaches.

5.  Security Agreement. The Company and the Buyer agree that, effective as of the date of this Amendment Agreement, the Security Agreement shall be terminated and no longer have any force or effect.

5.1.
In connection with the termination of the Security Agreement, the Buyer hereby releases any and all security interests granted by the Company in favor of the Buyer set forth in the Security Agreement, effective upon execution of this Amendment Agreement. The Buyer hereby acknowledges that, effect upon the execution of this Amendment Agreement, all rights of the Buyer in the Pledged Property shall be terminated.

5.2.
The Buyer represents and warrants to the Company that, on or prior to the date of this Amendment Agreement, the Buyer has filed a form UCC-3 or such other forms as may be required to release fully the Buyer’s interests in the Pledged Property as detailed in the Security Agreement. The Buyer shall deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

5.3.
The Buyer shall execute and deliver all such other certificates, instruments and documents, as the Company may reasonably request in order to effect the release of the security interest in the Pledged Property as set forth in the Security Agreement.

6.  Pledge and Escrow Agreement. The Collateral Agent (who is also the Buyer) hereby agrees that, effective as of the date of this Amendment Agreement, the Pledge and Escrow Agreement shall be terminated and no longer have any force or effect.

6.1.
In connection with the termination of the Pledge and Escrow Agreement, the Collateral Agent hereby releases any and all security interests granted by each of the Pledgors as security for the Obligations set forth in the Security Agreement, effective upon execution of this Amendment Agreement. The Collateral Agent hereby acknowledges that, effective upon the execution of this Amendment Agreement, all rights of the Collateral Agent in the Pledged Shares shall be terminated.

6.2.
The parties agree that an executed copy of this Amendment Agreement shall constitute instructions to the Escrow Agent to return to each Pledgor the Pledged Materials with respect to each Pledgor’s Pledged Shares, which materials include without limitation the stock certificates made out in favor of the Pledgor representing the Pledged Shares, together with duly executed stock powers or other transfer documents with medallion bank guarantees and executed in blank by each Pledgor.

6.3.	Promptly upon execution of this Amendment Agreement, the Escrow Agent shall return to each Pledgor the Pledged Materials.

6.4.
The Collateral Agent shall execute and deliver all such other certificates, instruments and documents, as the Company may reasonably request in order to effect the release of the security interest in the Pledged Shares as set forth in the Pledge and Escrow Agreement.

7.  Irrevocable Transfer Agent Instructions. Subject to the terms hereof, the Company, David Gonzales, Esq. (acting as the Escrow Agent), and Transfer Online (the “Transfer Agent”) agree that the Irrevocable Transfer Agent Instructions dated October 2, 2006 (the “Prior Instructions”) in connection with the October 2006 Private Placement shall be amended to reflect the terms of this Amendment Agreement as set forth herein, effective upon the execution of this Amendment Agreement.

7.1.
All references in the Prior Instructions to the Debentures and the Conversion Shares, and all provisions and agreements in the Prior Instructions related to such securities, are hereby deleted such that the Prior Instructions, as amended by this Amendment Agreement, shall be applicable only with respect to the Outstanding Warrants and the shares of the Company’s common stock underlying the Outstanding Warrants. Since the Company is no longer obligated to issue to the Buyer the D Warrants, the definition of the Warrant Shares is hereby amended to mean “Up to 8,166,667 shares of Common Stock to be issued to the Buyer upon exercise of the Warrants.”

7.2.	The Buyer hereby agrees to and acknowledges the modifications to the Prior Instructions as set forth herein.

8.  Lock-Up Agreements. The Company and the Buyer agree that, effective as of the date of this Amendment Agreement, the Lock-Up Agreements shall be terminated and no longer have any force or effect.

9.  Miscellaneous.

9.1.
Amendments; Waivers. No provision of this Amendment Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the parties hereto as set forth on the signature pages hereto, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.2.	Amendment Controls. If any topic is addressed both in the a Transaction Document (or any document related thereto) and in this Amendment Agreement, this Amendment Agreement shall control.

9.3.
Construction. The headings herein are for convenience only, do not constitute a part of this Amendment Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.4.
Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Section 9.4.

9.5.
Execution. This Amendment Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

9.6.
Severability. If any provision of this Amendment Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

RADIAL ENERGY INC.
By:_/s/ G. Leigh Lyons________________________________ Name: G. Leigh Lyons Title: President

CORNELL CAPITAL PARTNERS, LP
By:_/s/ Mark Angelo_________________________________ Name: Mark Angelo Title: President

With respect to the Pledge and Escrow Agreement only:

DAVID GONZALEZ, ESQ., as escrow agent

/s/ David Gonzales_______________________________________
David Gonzales, Esq.

With respect to the Irrevocable Transfer Agent Instructions only:

DAVID GONZALEZ, ESQ., as escrow agent

/s/ David Gonzales_______________________________________
David Gonzales, Esq.

TRANSFER ONLINE

By: /s/ Bryan Cochran_____________________________________
  Name: Bryan Cochran
  Title: Officer